EXECUTION COPY

CITIBANK (SOUTH DAKOTA), NATIONAL ASSOCIATION

Servicer

CITI OMNI-S FINANCE LLC

Seller

and

THE BANK OF NEW YORK

Trustee, Securities Intermediary and Paying Agent

on behalf of the Certificateholders

OMNIBUS AMENDMENT TO DEFEASANCE TRUST AGREEMENTS

Dated as of March 24, 2006

amending

DEFEASANCE TRUST AGREEMENT SERIES 1996-5

DEFEASANCE TRUST AGREEMENT SERIES 2000-4

DEFEASANCE TRUST AGREEMENT SERIES 2001-3

DEFEASANCE TRUST AGREEMENT SERIES 2002-2

DEFEASANCE TRUST AGREEMENT SERIES 2002-3

Each dated as of December 6, 2005

_______________________________________________________

CITIBANK OMNI-S MASTER TRUST

(formerly known as the Sears Credit Account Master Trust II)

RECITALS

WHEREAS, the Citibank Omni-S Master Trust (formerly named the Sears Credit Account Master Trust II) was formed pursuant to a Pooling and Servicing Agreement, dated as of July 31, 1994 (as amended and supplemented from time to time, the “PSA”) among Citi Omni-S Finance LLC, a Delaware limited liability company, as successor to SRFG, Inc., as Seller (the “Seller”), Citibank (South Dakota), National Association, a national banking association, as successor to Sears, Roebuck and Co., as Servicer (the “Servicer”), and The Bank of New York, a New York banking corporation, as successor to Bank One National Association (formerly The First National Bank of Chicago), as Trustee (in such capacity, the “Trustee”).

WHEREAS pursuant to the PSA, as supplemented by the Series 1996-5 Supplement, dated as of December 16, 1996, the Series 2000-4 Supplement, dated as of November 2, 2000, the Series 2001-1 Supplement, dated as of March 8, 2001, the Series 2001-3 Supplement, dated as of October 1, 2001, the Series 2002-2 Supplement, dated as of May 8, 2002, the Series 2002-3 Supplement, dated as of June 13, 2002, and the Series 2002-5 Supplement, dated as of December 13, 2002, each among the Seller, the Servicer and the Trustee (collectively, the “Series Supplements”) various classes of investor certificates were issued.

WHEREAS, the Seller has, pursuant to Section 12.04 of the PSA, elected to be discharged from its obligations under the PSA and the Series Supplements by entering into the Defeasance Trust Agreements, each dated as of December 6, 2005, among the Servicer, the Seller, the Trustee and The Bank of New York as Securities Intermediary (in such capacity, the “Securities Intermediary”) and as Paying Agent (in such capacity, the “Paying Agent”) relating to the Citibank Omni-S Master Trust Series 1996-5, 2000-4, 2001-1, 2001-3, 2002-2, 2002-3 and 2002-5 (each, an “Original Trust Agreement”).

WHEREAS, the investor certificates in Series 2001-1 and Series 2002-5 have matured and been paid in full.

WHEREAS, the Servicer, the Seller, the Trustee, the Securities Intermediary and the Paying Agent desire to effect certain amendments to the Original Trust Agreements relating to Series 1996-5, 2000-4, 2001-3, 2002-2 and 2002-3 (each such Original Trust Agreement, a “Trust Agreement,” and collectively, the “Trust Agreements,”) pursuant to Section 13 of each of the Trust Agreements (this “Amendment”).

AGREEMENT

NOW, THEREFORE, THIS AMENDMENT WITNESSETH that, for and in consideration of the above premises, the Servicer and the Seller agree with the Trustee as follows:

I.	Definitions

Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Trust Agreements, as amended hereby.

II.	Amendments to Section 7

Section 7 shall be and hereby is amended by deleting such section in its entirety and substituting in lieu thereof the following as a new Section 7:

SECTION 7.	Required Certificates and Reports.

(a)          Monthly Servicer Certificate. No later than 12:00 p.m. Chicago time on the second Business Day following each Distribution Date, the Servicer shall deliver to the Seller and the Trustee a certificate of a Servicing Officer substantially in the form of Exhibit A setting forth the information listed thereon (each a “Monthly Servicer Certificate”). On the second Business Day following each Distribution Date, the Paying Agent shall forward to each Certificateholder and each Rating Agency a copy of the Monthly Servicer Certificate prepared by the Servicer with respect to such Distribution Date.

(b)          Annual Servicer’s Certificate. The Servicer will deliver to the Trustee and the Seller, on or about March 27 of each calendar year, beginning in March, 2006, a certificate of a Servicing Officer substantially in the form of Exhibit B hereto to the effect that (a) in the course of the performance by the signer of the signer’s duties as a Servicing Officer, the signer would normally obtain knowledge of any breach by the Servicer of any of its duties under this Trust Agreement that is likely to have a material adverse effect on any Investor Certificateholder and (b) whether or not the signer has obtained knowledge of any such breach during the preceding calendar year, and, if so, specifying each such breach of which the signer has knowledge and the nature thereof. A copy of such certificate may be obtained by any Certificateholder by a request in writing to the Trustee at the address set forth in Section 16(a) of this Trust Agreement.

(c)          Annual Independent Public Accountants Servicing Report.

(i)           On or about March 27 of each calendar year, beginning in March, 2006, the Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or the Seller) to furnish a report to the Seller and the Servicer, to the effect that they have applied certain procedures that the accountants are reasonably able to review and perform under such accounting firm’s policies and are agreed upon with the Servicer, and examined certain documents and records relating to this Trust Agreement and the Servicer’s obligations under Sections 6(a) and 7(a) of this Trust Agreement. A copy of such report may be obtained by any Certificateholder and the Trustee by a request in writing to the Servicer at the address set forth in Section 16(a) of this Trust Agreement.

(ii)          On or about March 27 of each calendar year, beginning in March, 2006, the Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or the Seller) to furnish a report to the Seller and the Servicer, to the effect that they have compared the mathematical calculations of each amount set forth in the monthly certificates forwarded by the Servicer pursuant to Section 7(a) of this Trust Agreement during the preceding calendar year with the computer reports of the Servicer and such accountants are of the opinion that such amounts are in agreement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such report. A copy of such report may be obtained by any Certificateholder and the Trustee by a

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request in writing to the Servicer at the address set forth in Section 16(a) of this Trust Agreement.

III.	Amendments to Exhibits

The following Form of Annual Servicer’s Certificate shall be and hereby is added to each Trust Agreement as Exhibit B, with the applicable series designation filled in as indicated in brackets below:

Exhibit B

Form of Annual Servicer’s Certificate

Defeasance Trust Agreement Series [1996-5, 2000-4, 2001-3, 2002-2, 2002-3, as applicable]

relating

to

Citibank Omni-S Master Trust Series [1996-5, 2000-4, 2001-3, 2002-2, 2002-3, as applicable]

The undersigned, a Servicing Officer of Citibank (South Dakota), National Association, a national banking association (“Citibank SD”), as Servicer (the “Servicer”) pursuant to the Defeasance Trust Agreement Series [1996-5, 2000-4, 2001-3, 2002-2, 2002-3, as applicable] relating to Citibank Omni-S Master Trust Series [1996-5, 2000-4, 2001-3, 2002-2 and 2002-3, as applicable], dated as of December 6, 2005, by and among Citi Omni-S Finance LLC, a Delaware limited liability company as Seller (the “Seller”), The Bank of New York, a New York banking corporation, as Trustee (in such capacity, the “Trustee”), the Securities Intermediary (in such capacity, the “Securities Intermediary”) and as Paying Agent (in such capacity, the “Paying Agent”) (as amended, the Trust Agreement”), hereby certifies that:

1.	Citibank SD is the Servicer under the Trust Agreement.
2.	The undersigned is a Servicing Officer, duly authorized to execute and deliver this Certificate to the Trustee.
3.

During [the period from and including December 6, 2005 to and including December 31, 2005] [or] [the calendar year ended December 31, 20___, as applicable], in the course of my duties as a Servicing Officer, I would normally obtain knowledge of any breach by the Servicer of any of its duties under the Trust Agreement that is likely to have a material adverse effect on any investor certificateholder.

4.

To the best of my knowledge, no breach by the Servicer of any of its duties under the Trust Agreement has occurred that is likely to have a material adverse effect on any investor certificateholder [except as set forth in paragraph 5 below].

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5.

The following is a description of each breach by the Servicer of any of its duties under the Trust Agreement that is likely to have a material adverse effect on any investor certificateholder that are known to us to have occurred during [the period from and including December 6, 2005 to and including December 31, 2005] [or] [the calendar year ended December 31, 20___, as applicable] which sets forth in detail (i) the nature of each such material breach, (ii) the action taken by the Servicer, if, any, to remedy each such material breach and (iii) the current status of each such material breach: [if none, paragraph 5 may be omitted].

IN WITNESS WHEREOF, the undersigned has duly executed this certificate this ____ day of ____________, 20____.

By:_________________________________ Name: Title:

IV.	Effectiveness

This Amendment shall become effective as of March 24, 2006, upon receipt by the Seller, the Servicer and the Trustee of the following, each of which shall be reasonably satisfactory to such party:

(a)          an Officer’s Certificate of the Servicer delivered pursuant to Section 13 of each Trust Agreement indicating that the conditions precedent to this Amendment have been met; and

(b)          counterparts of this Amendment duly executed by the parties hereto.

V.	Miscellaneous

Counterparts. This Amendment may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original, but all of which shall together constitute but one and the same instrument.

Governing Law. This Amendment shall be construed in accordance with and governed by, the laws of the State of New York, without reference to its conflict of law provisions (other than Section 5-1401 of the General Obligations Law), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

[Signature page follows]

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IN WITNESS WHEREOF, the Servicer, the Seller, the Securities Intermediary, the Paying Agent and the Trustee have caused this amendment to be duly executed by their respective officers as of the 24th day of March, 2006.

CITI OMNI-S FINANCE LLC, as Seller By: /s/ Douglas C. Morrison Name: Douglas C. Morrison Title: President

CITIBANK (SOUTH DAKOTA), NATIONAL ASSOCIATION, as Servicer By: /s/ Douglas C. Morrison Name: Douglas C. Morrison Title: Vice President

THE BANK OF NEW YORK, as Trustee By: /s/ Jared Fischer Name: Jared Fischer Title: Assistant Treasurer

THE BANK OF NEW YORK, as Securities Intermediary By: /s/ Jared Fischer Name: Jared Fischer Title: Assistant Treasurer

THE BANK OF NEW YORK, as Paying Agent By: /s/ Jared Fischer Name: Jared Fischer Title: Assistant Treasurer

[Signature Page to Omnibus Amendment to the Trust Agreements]